Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)

98   Goldman Sachs International Small Cap Insights Fund              N
99   Goldman Sachs Emerging Markets Equity Insights Fund              N
100  Goldman Sachs Strategic International Equity Fund                N
101  Goldman Sachs Small Cap Value Insights Fund                      N
102  Goldman Sachs Small Cap Growth Insights Fund                     N
119  Goldman Sachs N-11 Equity Fund                                   N
127  Goldman Sachs Rising Dividend Growth Fund                        N
128  Goldman Sachs Retirement Portfolio Completion Fund               N
132  Goldman Sachs Multi-Asset Real Return Fund                       N


* Please refer to the Semi-Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.